Our dearest Q4, It seems like just a few months ago, you were Q3. Probably because that’s true.

You really Q4 REVENUE brought home the bacon. Y/Y GROWTH

2018 REVENUE You even shared the spotlight with 2018 Y/Y GROWTH as a whole.

Your moment in the sun: launching our platform, Zendesk Sunshine

But you didn’t stop there. We sell-abrated when you launched Zendesk Sell...

...and Zendesk Explore…

...and don’t forget The Zendesk Suite, back in Q2.

You threw some damn good parties that brought out people.

2018 also brought new office openings, one notably in Dublin—the Irish Prime Minister even partied with us.

You were the life of the party, always making new customer friends.

You made our year, Q4. Don’t tell Q1, Q2, or Q3 but...you’re our favorite.

Exhibit 99.3





Our dearest Q4,

It seems like just a few
months ago, you were Q3.
Probably because that’s true.

You really brought home the bacon.



Q4 REVENUE

$172.2M

Y/Y GROWTH

41%



2018 REVENUE

$598.7M

Y/Y GROWTH

39%

You even shared the spotlight with 2018 as a whole.

# Your moment in the sun: launching our platform, Zendesk Sunshine


zendesk sun
Q4

But you didn't stop there.
We sell-abrated when you
launched Zendesk Sell...


Q4

...and

Zendesk Explore...

...and don’t forget The Zendesk Suite, back in Q2.


The Zendesk Suite
support
guide
talk
chat



You threw some damn good parties that brought out **5000+** people.

relate




COMPOST
WASTE
GLASS

2018 also brought new office openings, one notably in Dublin—the Irish Prime Minister even partied with us.



# You were the life of the party, always making new customer friends.

Australian Government Digital Transformation Agency

CHILDRENSALON

asg technologies

staples work. learn. grow.

BLACK BOX

GREAT WOLF LODGE

MEDLINE

mytaxi

TRIMET

TransferWise

You made our year, Q4.
Don’t tell Q1, Q2, or Q3
but...you’re our favorite.

🧡



zendesk